For Immediate Release

Contact: Tate Fite 011.7.495.221.5516 Chief Financial Officer tate.fite@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Moscow City Government Passes

Telecommunications Resolution

New York, NY – October 31, 2006 – Moscow CableCom Corp. (NASDAQ: MOCC) announced today that on October 25, 2006 it learned that a resolution was recently issued by the city of Moscow municipal government, which states that over the next two months the Moscow telecommunications and executive authorities will be conducting an analysis and making proposals regarding potential changes in the regulatory framework governing television and radio broadcasting in Moscow, specifically including broadband cable television networks. OAO Mostelekom, which is a competitor of the Company’s principal operating subsidiary, Comcor-TV, will participate in this work. In addition, several provisions of the resolution direct the local authorities in Moscow to take steps designed to facilitate the further construction and development of Mostelekom’s network in Moscow residential buildings.

Although the resolution does not by its terms directly apply to the Company, the Company is concerned that the resolution may have a discriminatory effect on the cable television market in Moscow, as it appears to grant favorable treatment to Mostelekom, and does not clearly indicate that other cable television providers are also entitled to continued equal access to Moscow residential buildings.  Although the Company does not believe that the resolution will have an immediate impact on its short-term business or prospects, the ultimate effect of the resolution could impose material restrictions upon the Company’s ability to continue to expand its network as currently planned.  If that were to occur, the Company’s long term business and prospects could be materially adversely affected.

The Company and Comcor-TV are studying the resolution with their legal counsel and will consider whether any further action by either is necessary or appropriate at this time to protect Comcor-TV's rights.

It is currently anticipated that industry trade associations in Russia will be filing letters of complaint with the Federal Anti-Monopoly Agency regarding the potential anti-competitive consequences of the City’s resolution.

About Moscow CableCom Corp.

Moscow CableCom Corp. (NASDAQ: MOCC) is the US-based parent of a Moscow, Russia-based company that provides access to pay-TV and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, and high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network (MFON), the largest high-speed data network in Moscow.  At present, no other company in Moscow is providing a full range of residential broadband services. For more information on Moscow CableCom Corp. and AKADO, visit:  www.moscowcablecom.com and www.akado.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements relate to our future business and financial performance, including AKADO's development, its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and its ability to raise funds for AKADO's development. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Annual Report on Form 10-K /A for the year ended December 31, 2005 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.